UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2008
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2008, the Company entered into a Supply Agreement for Animal Health with CytoPharm, Inc., a Tapei, Taiwan-based biopharmaceutical company whose parent is Vita Genomics, Inc.  Under the terms of the Agreement, CytoPharm or its affiliates will conduct all clinical trials and seek to obtain regulatory approvals in both China and Taiwan (the Territory) to launch the Company’s low dose oral interferon (the Product) in the Territory for treatment and prevention of various diseases in swine, cattle and poultry.

According to the Agreement, an initial license fee of $30,000 was paid by CytoPharm to the Company when the agreement was entered and another $30,000 fee is payable to the Company when CytoPharm receives certain technologies and processes related to mixing and manufacturing the Product.  Additionally, CytoPharm will pay royalties on sales in the Territory.

Item 5.02	Appointment of Certain Officers.

On April 14, 2008, the Company hired Dr. Peter Mueller, Ph.D. to be the Chief Operating Officer (COO) and Director of Research of the Company. Dr. Mueller will be responsible for research and development, business development, licensing, global commercial development, production, and administration. He will be actively involved in the development of strategic alliances and business opportunities with other companies and organizations.

Dr. Mueller’s position with the Company began on April 15, 2008, and is to continue indefinitely. His position with the Company is terminable by him or the Company upon three months advance written notice. His employment is governed by a written employment contract entered into by him and the Company on April 14, 2008, which has been approved by the Board of Directors of the Company.

Dr. Mueller has headed the firm Epicenter Consulting, Inc., a New Jersey-based healthcare consulting firm that he founded in 2001. He has more than 20 years of global experience in the pharmaceutical industry. Epicenter Consulting, Inc. is not a parent, subsidiary, or other affiliate of the Company.

Under the employment contract, Dr. Mueller is to earn the annual amount of $210,000.00, payable in cash or voting common stock of the Company, depending upon the availability of cash. In addition to this compensation, he has been granted the option to purchase 700,000 shares of the Company’s common stock exercisable at various times during the first eight (8) years of his employment at $0.32 per share.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Item 9.01                      Exhibits.

10.54	Supply Agreement for Animal Health dated March 20, 2008, between CytoPharm, Inc. and the Company

10.55	Employment Contract dated April 14, 2008, between Dr. Peter Mueller, Ph.D. and the Company.

DATE: April 18, 2008.

AMARILLO BIOSCIENCES, INC.

By:             /s/ Joseph M. Cummins
Joseph M. Cummins, Chairman of the Board, President, and Chief Executive Officer